UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

 GENETHERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27237 65-0622463
(State or other jurisdiction of incorporation)	(Commission (I.R.S. Employer File Number) Identification No.)

7577 W. 103rd Ave. Suite 212, Westminster, CO	80021
(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code:  (303) 439-2085

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   APPLIED GENETICS SIGNS MARKETING AGREEMENT

On February 1, 2012, Applied Genetics, a majority owned subsidiary of GeneThera, Inc., entered into a sales and marketing agreement with Nutrición Avanzada. According to the terms of the agreement, GeneThera, Inc., through its subsidiary Applied Genetics, grants Nutrición Avanzada the exclusive right to purchase, market, and distribute GeneThera Field Collection System product in Mexico. Applied Genetics will pay Nutrición Avanzada a 30% commission of the total price of each product. The initial terms of the agreement is for a period of one year.

Item 9.01  Exhibits

a.

Marketing Agreement

b.

Press Release dated February 22, 2012 announcing Applied Genetics signed marketing agreement with Nutrición Avanzada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera, Inc.

a Nevada  Corporation

By: /s/Antonio Milici

Antonio Milici, Chief Executive Officer

Date: February 29, 2012